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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts Pre-Effective Amendment No. 3 to of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 20, 2000, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report to Shareholders of Scudder Latin America Fund which is also included in the Pre-Effective Amendment No. 3 to Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Management of the Funds", "Audit Committee" and "Financial Statements and Experts" in the Prospectus/Proxy Statement dated September 7, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 6, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of Pre-Effective Amendment No. 3 to this Registration Statement on Form N-14
(the "Registration Statement") of our reports dated December 8, 2000 and
June 11, 2001, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report and April 30, 2001 Semi-Annual Report to Shareholders of The Argentina Fund, Inc., respectively, which are also incorporated by reference in Pre-Effective Amendment No. 3 to the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Management of the Funds", "Audit Committee", and "Financial Statements and Experts" in the Prospectus/Proxy Statement dated September 7, 2001.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 6, 2001